ARTICLES OF ORGANIZATION

                                       OF

                           PULP & PAPER OF AMERICA LLC

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Under Section 203 of the Limited Liability Company Law

         FIRST:   The name of the limited liability company is:

                           PULP & PAPER OF AMERICA LLC

         SECOND: The county within the State of New York in which the office of Pulp & Paper of America LLC (the "Company") is to be located is Suffolk.

         THIRD: In addition to the events of dissolution set forth in Section 701 of the Limited Liability Company Law of New York, the latest date on which the Company may dissolve is December 31, 2028.

         FOURTH: The Secretary of State is designated as agent of the Company upon whom process against it may be served. The post office address within this state to which the Secretary of State shall mail a copy of any process against the Company is: c/o Mandel & Resnik P.C., 220 East 42nd Street, New York, New York, 10017, Attention: Nicholas J. Kaiser, Esq.

         FIFTH:   The Company is to be managed by one or more members.

IN WITNESS WHEREOF, this certificate has been subscribed this 19th day of February, 1999, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.



                                                      /s/ Mehdi Gabayzadeh
                                                      --------------------------
                                                      Mehdi Gabayzadeh,
                                                      Sole Organizer


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                            ARTICLES OF ORGANIZATION

                                       OF

                           PULP & PAPER OF AMERICA LLC

                         ------------------------------

                Section 203 of the Limited Liability Company Law



Filer:
       Mandel And Resnick, P.C.
       220 East 42nd Street
       20th Floor
       New York, NY  10017
       142693DMF

                                                          STATE OF NEW YORK
                                                         DEPARTMENT OF STATE

                                                            FEB 22 1999

                                                            BY: /s/ SRW
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